UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2019

SELECT MEDICAL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34465	20-1764048
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEM	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether either registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment No. 6 to the Existing Concentra First Lien Credit Agreement

On September 20, 2019 (the "Amendment No. 6 Effective Date"), Concentra Inc. (“Concentra”) entered into Amendment No. 6 (the "Concentra Amendment") to that certain First Lien Credit Agreement, dated June 1, 2015, by and among Concentra, MJ Acquisition Corporation, Concentra Holdings, Inc. (the "Borrower"), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other lenders party thereto (as amended by Amendment No. 1, dated as of September 26, 2016, Amendment No. 2, dated as of March 20, 2017, Amendment No, 3, dated as of February 1, 2018, Amendment No. 4, dated as of October 26, 2018 and Amendment No. 5, dated as of April 8, 2019, the "Existing Concentra First Lien Credit Agreement," and as amended by the Concentra Amendment, the “Concentra First Lien Credit Agreement”). The Concentra Amendment, among other things, (i) provides for an additional $100 million in tranche B-1 term loans under the Concentra First Lien Credit Agreement that, along with the existing tranche B-1 term loans outstanding immediately prior to the Amendment No. 6 Effective Date, have a maturity date of June 1, 2022 and (ii) extends the maturity date of the revolving credit facility under the Existing Concentra First Lien Credit Agreement to March 1, 2022 from June 1, 2021.

Borrowings under the Concentra First Lien Credit Agreement will bear interest at a rate equal to:

•	in the case of the tranche B-1 term loans, the Adjusted LIBO Rate plus a percentage ranging from 2.50% to 2.75%, or the Alternate Base Rate plus a percentage ranging from 1.50% to 1.75%, in each case subject to a specified credit rating; and

•	in the case of the revolving loans, the Adjusted LIBO Rate plus a percentage ranging from 2.25% to 2.50%, or the Alternate Base Rate plus a percentage ranging from 1.25% to 1.50%, in each case subject to a specified First Lien Net Leverage Ratio.

“Adjusted LIBO Rate” is defined as, with respect to any interest period, the London Interbank Offered Rate for such interest period, adjusted for any applicable statutory reserve requirements.

“Alternate Base Rate” is defined as the greatest of (a) JPMorgan’s prime rate, (b) the NYFRB rate plus 1/2 of 1.00% and (c) the Adjusted LIBO Rate for an interest period of one month plus 1.00%.

On the Amendment No. 6 Effective Date, Concentra used borrowings under the Concentra Amendment in part to prepay in full all of its outstanding loans under its Second Lien Credit Agreement (as defined below).

A copy of the Concentra Amendment is included as Exhibit 10.1 of this Current Report on Form 8-K and is incorporated herein by reference. The above description of the Concentra Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Concentra Amendment.

Item 1.02	Termination of a Material Definitive Agreement

Effective September 20, 2019, that certain Second Lien Credit Agreement, dated as of February 1, 2018, by and among Concentra, Concentra Holdings, Inc., Wells Fargo Bank, National Association, as the administrative agent and the collateral agent, and the other lenders party thereto (the “Second Lien Credit Agreement”) was terminated, all outstanding loans thereunder repaid and all obligations thereunder released and terminated. The Second Lien Credit Agreement provided for $240.0 million in term loans with an initial maturity date of June 1, 2023. Borrowings under the Second Lien Credit Agreement bore interest at a rate equal to the Adjusted LIBO Rate (as defined in the Second Lien Credit Agreement) plus 6.50% (subject to a LIBOR floor of 1.00%), or the Alternate Base Rate (as defined in the Second Lien Credit Agreement) plus 5.50% (subject to an Alternate Base Rate floor of 2.00%). The Second Lien Credit Agreement provided for customary financial and other covenants and events of default.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information described in Item 1.01 above relating to the Concentra Amendment is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 6, dated September 20, 2019, to the First Lien Credit Agreement, dated as of June 1, 2015, among Concentra Holdings Inc., MJ Acquisition Corporation, Concentra Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, as amended by Amendment No. 1, dated as of September 26, 2016, Amendment No. 2, dated as of March 20, 2017, Amendment No. 3, dated as of February 1, 2018, Amendment No. 4, dated as of October 26, 2018, and Amendment No. 5, dated as of April 8, 2019.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION

Date: September 24, 2019	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary